SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 10, 2016

SavDen Group Corp.
(Exact name of registrant as specified in its charter)

Nevada	333-205121	61-1748334
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1005, 10th Floor, Tower A, New Mandarin Plaza, Tsimshatsui, Kowloon, Hong Kong	NA
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: +852 9374-4584

Griegstrasse, 9 – Nesonova, Stuttgart, Germany 70195

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On August 10, 2016, the Financial Industry Regulatory Authority ("FINRA") advised SAVEN GROUP CORP. ("SAVDEN" and "Company") that it had approved a 100-for-1 forward stock split of the Company's common stock ("Forward Split"). The Forward Split will become effective for trading purposes prior to the opening of business on August 26, 2016. As a result of the Forward Split, each (1) outstanding share of SAVDEN's common stock before the Forward Split shall represent one hundred (100) shares of SAVDEN's common stock after the Forward Split. After giving effect to the Forward Split, SAVDEN's issued and outstanding common stock will increase from 6,290,000 shares to 629,000,000 shares. SAVDEN's common stock will continue to be $.001 par value.

Stockholders will be entitled to exchange their pre-Forward Split stock certificates for new post-Forward Split stock certificates representing the shares of common stock after giving effect to the Forward Split by surrendering them to SAVDEN's transfer agent, Globex Transfer, LLC, Phone: 813-344-4490. No new certificates will be issued to a stockholder until that stockholder has surrendered the stockholder's outstanding certificate(s) to SAVDEN's transfer agent. The new CUSIP number for the shares of the post-Forward Split common stock is 80512A209.

In connection with the Forward Split described above, FINRA will place a "D" at the end of the Company's current trading symbol "SVDN" for 20 business days and after 20 business days, the symbol will revert back to SVDN.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SavDen Group Corp.

Date: August 22, 2016	By:	/s/ Henry F. Schlueter
Henry F. Schlueter Assistant Secretary

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